UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: September 16, 2010

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, the Board of Directors of General Moly, Inc. (the “Company”) approved the appointment of Gregory P. Raih as a director of the Company.  There is no arrangement or understanding between Mr. Raih and any other person pursuant to which he was selected as a director.  Mr. Raih will serve on the Audit Committee and the Governance and Nominating Committee of the Board of Directors.

Mr. Raih has an extensive accounting background and served as a Partner at KPMG from 2002 to 2008 and held a variety of roles, including Partner, at Arthur Andersen from 1981 to 2002.  While at Arthur Andersen, Greg served as the global director of the firm’s mining industry practice and has significant experience with mining accounting and reporting issues.  He served as Engagement Partner on a number of mining clients, including Newmont Mining and BHP Billiton Base Metals.

Mr. Raih is a graduate of the University of Notre Dame.  He is also a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

Mr. Raih will be compensated for his service as a director in accordance with the Company’s standard director compensation program.

There are no family relationships or related party transactions involving Mr. Raih and the Company.

Item 8.01                    Other Events.

On September 16, 2010, the Company issued a press release announcing the appointment of Mr. Raih to the Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release of General Moly, Inc. dated September 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: September 17, 2010	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer